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                                                                  EXHIBIT 23 (1)

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                                                                  EXHIBIT 23 (1)

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE




We consent to the incorporation by reference in Registration Statement Nos. 33-54064, 33-54066, 33-54096, 33-57746, 33-57748, 33-86654, 33-20801, 333-53485
and 333-53487 of Layne Christensen Company on Form S-8 of our report dated March 19, 1999, appearing in this Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 1999.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Layne Christensen Company listed in Item 14(a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 20, 1999














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